Brian Smith
ESI
503-672-5760
smithb@esi.com

ESI Announces Third Quarter Fiscal 2016 Results

PORTLAND, Ore. – February 2, 2016 – Electro Scientific Industries, Inc. (NASDAQ:ESIO), an innovator of laser-based manufacturing solutions for the microtechnology industry, today announced results for its fiscal 2016 third quarter ended January 2, 2016, which comprised fourteen weeks, compared to thirteen weeks in the prior and year-ago quarters. Financial measures are provided on both a GAAP and a non-GAAP basis, which excludes the impact of purchase accounting, equity compensation, restructuring, inventory write-down and other items.
Third quarter revenue was $43.3 million, compared to $46.5 million in the second quarter of 2016 and $43.7 million in the third quarter of last fiscal year. GAAP net loss was $4.6 million or $0.15 per share. Non-GAAP net income was $0.4 million or $0.01 per diluted share.
“In the third quarter we continued to deliver on our turnaround plan as we grew our orders, increased gross margin, reduced adjusted operating expenses, and generated positive non-GAAP earnings. For the third consecutive quarter we generated positive cash from operations and grew our cash balance,” stated Ed Grady, president and CEO of ESI. “Further, the company took another step forward in our market expansion strategy as we announced nViantTM, a laser system designed for via drilling in High-Density Interconnect circuit boards.”
Bookings in the third quarter were $52.6 million, compared to $51.5 million in the prior quarter and $40.6 million last year. Grady continued, “Flex via drilling had another strong quarter, with growth

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Third Quarter Fiscal 2016 Results

coming from our new GemStoneTM system. Micromachining also saw solid demand, with a follow-on order for our Lumen series system. Perhaps most important strategically, we were selected as plan of record and received our first order for the CornerStoneTM Series 2 laser drilling system from a large semiconductor manufacturer. We believe this selection positions us well in the high-performance IC Package via drilling market with industry leading cost of ownership and capability."
GAAP gross margin was 40.9%. Non-GAAP gross margin was 44.9% compared to 40.6% in the prior quarter. Operating expenses on a GAAP basis were $22.2 million, up slightly from $21.4 million in the prior quarter. On a non-GAAP basis operating expenses decreased to $19.0 million from $19.6 million last quarter. Non-GAAP operating income was $0.5 million compared to a loss of $0.8 million in the second quarter. Grady added, “We are pleased with our sequential improvement in gross margin and lower operating expenses as our lean programs and cost management efforts continue to show results."
Balance Sheet and Cash Flow
At quarter end, cash and investments grew to $62.8 million, from $60.2 million last quarter. The company generated $3.5 million in cash from operations. Inventories increased by $2.8 million, total trade receivables decreased by $12.6 million, and accounts payable decreased by $3.0 million.
Fourth Quarter 2016 Outlook
Based on current market conditions, revenues for the fourth quarter of fiscal 2016 are expected to be between $47 million and $53 million. Non-GAAP earnings per diluted share is expected to be $0.03 to $0.08.
Grady concluded, "With the introduction of GemStone, CornerStone, and now nViant, ESI has more than tripled its addressable market in PCB laser processing. In addition, the trend in these markets is transitioning towards requiring the level of precision, accuracy, and speed that are the strengths of ESI. With these new products we believe there is significant opportunity to grow our share of this large market. Market penetration, leading to revenue and earnings growth, remains our top priority. While

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Third Quarter Fiscal 2016 Results

economic and market forces could impact capacity buys and the timing of new product adoption, ESI's turnaround and success story continues to progress. "
The company will hold a conference call today at 5:00 p.m. ET. The session will include a review of the financial results, operational performance and business outlook, and also a question and answer period.
The conference call can be accessed by calling 888-339-2688 (domestic participants) or 617-847-3007 (international participants). The conference ID number is 62533773. A live audio webcast can be accessed at www.esi.com. Upon completion of the call, an audio replay will be accessible through February 12, 2016, at 888-286-8010 (domestic participants) or 617-801-6888 (international participants), passcode 33654635. The webcast will be available on ESI’s website for one year.
Discussion of Non-GAAP Financial Measures
In this press release, we have presented financial measures which have not been determined in accordance with generally accepted accounting principles (GAAP) and are therefore non-GAAP financial measures. Non-GAAP, or adjusted, financial measures exclude the impact of purchase accounting, equity compensation, restructuring, inventory write-down and other items. We believe that this presentation of non-GAAP financial measures allows investors to better assess the company’s operating performance by comparing it to prior periods on a more consistent basis. We have included a reconciliation of various non-GAAP financial measures to those measures reported in accordance with GAAP. Because our calculation of non-GAAP financial measures may differ from similar measures used by other companies, investors should be careful when comparing our non-GAAP financial measures to those of other companies.
About ESI
ESI’s integrated solutions allow industrial designers and process engineers to control the power of laser light to transform materials in ways that differentiate their consumer electronics, wearable devices, semiconductor circuits and high-precision components for market advantage. ESI’s laser-based

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Third Quarter Fiscal 2016 Results

manufacturing solutions feature the micro-machining industry’s highest precision and speed, and target the lowest total cost of ownership. ESI is headquartered in Portland, Ore., with global operations from the Pacific Northwest to the Pacific Rim. More information is available at www.esi.com.

Forward-Looking Statements
This press release includes forward-looking statements about the markets we serve, growth, products, revenue, and earnings per share. These forward-looking statements are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. Actual results may differ materially from those in the forward-looking statements. Risks and uncertainties that may affect the forward-looking statements include: the risk that anticipated growth opportunities may be smaller than anticipated or may not be realized; risks related to the relative strength and volatility of the electronics industry—which is dependent on many factors, including component prices, global and regional economic strength and political stability, timing of consumer product introductions and overall demand for electronic devices (such as semiconductors, printed circuit boards, displays, LEDs, capacitors and other components) used in wireless telecommunications equipment, computers and consumer and automotive electronics; the health of the financial markets and availability of credit for end customers and related effect on the global economy; the volatility associated with the industries we serve which includes the relative level of capacity and demand, and financial strength of the manufacturers; the risk that customer orders may be canceled or delayed; the ability of the company to respond promptly to customer requirements; the risk that the company may not be able to ship products on the schedule required by customers, whether as a result of production delays, supply delays, or otherwise; the ability of the company to develop, manufacture and successfully deliver new products and enhancements; the risk that customer acceptance of new or customized products may be delayed; the risk that large orders and related revenues may not be repeated; the company’s need to continue investing in research and development; the company’s ability to hire and retain key employees; the company’s ability to create and sustain intellectual property protection around its products; the risk that competing or alternative technologies could reduce demand for our products; the risk that we may not be successful in penetrating new or adjacent markets; the risk that we do not successfully integrate Topwin Optoelectronics; the risk that our new products may not gain acceptance in the marketplace; the risk that new products may not be introduced to the market in the anticipated time frame or at all; the risk that our cost-reduction program will not result in the anticipated level of savings; foreign currency fluctuations; the risk that efficiencies realized from our site consolidation are not as large as expected; the company’s ability to utilize recorded deferred tax assets; taxes, interest or penalties resulting from tax audits; and changes in tax laws or the interpretation of such tax laws.

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Third Quarter Fiscal 2016 Results

Electro Scientific Industries, Inc.
Third Quarter Fiscal 2016 Results
(In thousands, except per share data)
(Unaudited)

Operating Results:
	Fiscal quarter ended			Three fiscal quarters ended
	Jan 2, 2016	Sep 26, 2015	Dec 27, 2014	Jan 2, 2016	Dec 27, 2014
Net sales:
Systems	$31,282	$35,570	$31,750	$98,914	$85,447
Services	12,060	10,902	11,911	33,991	36,100
Total net sales	43,342	46,472	43,661	132,905	121,547
Cost of sales:
Systems	20,292	22,345	22,031	63,922	59,707
Services	5,329	5,706	6,917	17,464	20,074
Total cost of sales	25,621	28,051	28,948	81,386	79,781
Gross profit	17,721	18,421	14,713	51,519	41,766
	40.9%	39.6%	33.7%	38.8%	34.4%
Operating expenses:
Selling, general and administrative	12,468	12,534	12,332	37,619	36,384
Research, development and engineering	7,778	8,283	8,384	24,706	25,953
Acquisition and integration costs	—	40	—	194	—
Restructuring costs	1,944	591	—	2,597	—
Net operating expenses	22,190	21,448	20,716	65,116	62,337
Operating loss	(4,469)	(3,027)	(6,003)	(13,597)	(20,571)
Non-operating income (expense):
Interest and other income (expense), net	67	6	64	68	(134)
Total non-operating income (expense)	67	6	64	68	(134)
Loss before income taxes	(4,402)	(3,021)	(5,939)	(13,529)	(20,705)
Provision for income taxes	184	239	437	681	165
Net loss	$(4,586)	$(3,260)	$(6,376)	$(14,210)	$(20,870)
Net loss per share—basic	$(0.15)	$(0.10)	$(0.21)	$(0.45)	$(0.68)
Net loss per share—diluted	$(0.14)	$(0.10)	$(0.21)	$(0.45)	$(0.68)

*Certain reclassifications have been made to amounts reported in prior periods to conform to current period presentation, as previously disclosed on our Forms 10-K and 10-Q

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Third Quarter Fiscal 2016 Results

Electro Scientific Industries, Inc.
Third Quarter Fiscal 2016 Results
(Amounts in thousands)
(Unaudited)

Financial Position As Of:
	Jan 2, 2016	Sep 26, 2015	Mar 28, 2015
Assets
Current assets:
Cash and cash equivalents	$42,071	$43,642	$50,994
Short-term investments	20,771	16,607	6,612
Trade receivables, net	37,012	49,097	42,295
Inventories	60,881	58,035	56,637
Shipped systems pending acceptance	1,470	2,499	2,516
Deferred income taxes, net	134	135	178
Other current assets	4,371	3,475	6,090
Total current assets	166,710	173,490	165,322
Non-current assets:
Property, plant and equipment, net	23,507	24,650	25,858
Non-current deferred income taxes, net	98	85	174
Goodwill	7,445	7,445	7,717
Acquired intangible assets, net	7,909	8,230	8,958
Trade receivable	288	794	3,656
Other assets	10,776	10,464	9,555
Total assets	$216,733	$225,158	$221,240
Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$16,344	$19,347	$9,514
Accrued liabilities	20,980	18,913	18,666
Deferred income tax liability, net	174	174	173
Deferred revenue	7,708	12,662	12,376
Total current liabilities	45,206	51,096	40,729
Income taxes payable	1,384	1,278	1,176
Deferred income tax liability, net	232	407	443
Other liabilities	3,166	2,585	1,571
Shareholders' equity:
Preferred and common stock	193,547	191,948	189,134
Accumulated deficit	(25,950)	(21,366)	(11,741)
Accumulated other comprehensive loss	(852)	(790)	(72)
Total shareholders' equity	166,745	169,792	177,321
Total liabilities and shareholders' equity	$216,733	$225,158	$221,240
End of period shares outstanding	31,537	31,448	30,704

*Certain reclassifications have been made to amounts reported in prior periods to conform to current period presentation, as previously disclosed on our Forms 10-K and 10-Q

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Third Quarter Fiscal 2016 Results

Electro Scientific Industries, Inc.
Analysis of Third Quarter Fiscal 2016 Results
(Dollars and shares in thousands)
(Unaudited)

	Fiscal quarter ended			Three fiscal quarters ended
	Jan 2, 2016	Sep 26, 2015	Dec 27, 2014	Jan 2, 2016	Dec 27, 2014
Sales detail:
Component Processing
Interconnect Products (IP)	$22,824	$21,500	$16,213	$64,969	$48,531
Component Test Products (CTP)	3,303	4,491	4,164	14,292	13,986
Semiconductor Products (SP)	11,384	6,763	11,453	29,288	31,969
	37,511	32,754	31,830	108,549	94,486
Micromachining
Micromachining Products (MP)	5,831	13,718	11,831	24,356	27,061
Net Sales	$43,342	$46,472	$43,661	$132,905	$121,547

Gross margin %	41%	40%	34%	39%	34%
Selling, general and administrative expense %	29%	27%	28%	28%	30%
Research, development and engineering expense %	18%	18%	19%	19%	21%
Operating loss %	(10%)	(7%)	(14%)	(10%)	(17%)
Effective tax rate %	(4%)	(8%)	(7%)	(5%)	(1%)
Weighted average shares outstanding - basic	31,495	31,384	30,617	31,355	30,507
Weighted average shares outstanding - diluted	31,713	31,384	30,617	31,355	30,507
End of period employees	647	677	652	647	652

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Third Quarter Fiscal 2016 Results

Electro Scientific Industries, Inc.
Third Quarter Fiscal 2016 Results
(In thousands, except per share data)
(Unaudited)

Reconciliation of GAAP to Non-GAAP Financial Measures:
	Fiscal quarter ended			Three fiscal quarters ended
	Jan 2, 2016	Sep 26, 2015	Dec 27, 2014	Jan 2, 2016	Dec 27, 2014

Gross profit per GAAP	$17,721	$18,421	$14,713	$51,519	$41,766
Purchase accounting	271	325	163	862	836
Equity compensation	103	114	154	346	474
Charges for inventory write-off of discontinued product	1,356	—	—	1,356	—
Non-GAAP gross profit	$19,451	$18,860	$15,030	$54,083	$43,076
Non-GAAP gross margin	44.9%	40.6%	34.4%	40.7%	35.4%

Operating expenses per GAAP	$22,190	$21,448	$20,716	$65,116	$62,337
Purchase accounting	(264)	(248)	(90)	(967)	(270)
Equity compensation	(1,020)	(952)	(885)	(2,905)	(2,928)
Acquisition and integration costs	—	(40)	(311)	(194)	(311)
Restructuring costs	(1,944)	(591)	—	(2,597)	—
Non-GAAP operating expenses	$18,962	$19,617	$19,430	$58,453	$58,828
% of Net sales	44%	42%	45%	44%	48%

Operating loss per GAAP	$(4,469)	$(3,027)	$(6,003)	$(13,597)	$(20,571)
Non-GAAP adjustments to gross profit	1,730	439	317	2,564	1,310
Non-GAAP adjustments to operating expenses	3,228	1,831	1,286	6,663	3,509
Non-GAAP operating income (loss)	$489	$(757)	$(4,400)	$(4,370)	$(15,752)
% of Net sales	1%	(2%)	(10%)	(3%)	(13%)

Non-operating income (expense), net per GAAP	$67	$6	$64	$68	$(134)
Non-GAAP non-operating income (expense)	$67	$6	$64	$68	$(134)

Net loss per GAAP	$(4,586)	$(3,260)	$(6,376)	$(14,210)	$(20,870)
Non-GAAP adjustments to gross profit	1,730	439	317	2,564	1,310
Non-GAAP adjustments to operating expenses	3,228	1,831	1,286	6,663	3,509
Income tax effect of other non-GAAP adjustments	26	(53)	93	(126)	(830)
Non-GAAP net income (loss)	$398	$(1,043)	$(4,680)	$(5,109)	$(16,881)
% of Net sales	1%	(2%)	(11%)	(4%)	(14%)
Basic Non-GAAP net income (loss) per share	$0.01	$(0.03)	$(0.15)	$(0.16)	$(0.55)
Diluted Non-GAAP net income (loss) per share	$0.01	$(0.03)	$(0.15)	$(0.16)	$(0.55)

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Third Quarter Fiscal 2016 Results

Electro Scientific Industries, Inc.
Third Quarter Fiscal 2016 Results
(Amounts in thousands)
(Unaudited)

Consolidated Condensed Statements of Cash Flows:
	Fiscal quarter ended			Three fiscal quarters ended
	Jan 2, 2016	Sep 26, 2015	Dec 27, 2014	Jan 2, 2016	Dec 27, 2014
Net loss	$(4,586)	$(3,260)	$(6,376)	$(14,210)	$(20,870)
Non-cash adjustments and changes in operating activities	8,089	5,428	(7,043)	22,208	4,349
Net cash provided by (used in) operating activities	3,503	2,168	(13,419)	7,998	(16,521)
Net cash (used in) provided by investing activities	(5,234)	(12,264)	7,613	(17,029)	28,420
Net cash provided by (used in) financing activities	277	264	(2,613)	411	(9,165)
Effect of exchange rate changes on cash	(117)	(357)	(770)	(303)	(1,129)
NET CHANGE IN CASH AND CASH EQUIVALENTS	(1,571)	(10,189)	(9,189)	(8,923)	1,605
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	43,642	53,831	79,255	50,994	68,461
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$42,071	$43,642	$70,066	$42,071	$70,066

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Third Quarter Fiscal 2016 Results

Reconciliation of GAAP to Non-GAAP Financial Measures - Projected	Fiscal quarter ending April 02, 2016

Non-GAAP diluted earnings per share	$ 0.03 - $0.08
Purchase accounting	(0.02)
Equity compensation	(0.04)
Other items	—
GAAP diluted EPS	$(0.03) - $0.02

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com